EURO TECH HOLDINGS COMPANY LIMITED
                   18/F Gee Chang Hong Centre
                     65 Wong Chuk Hang Road
                           Hong Kong



                                               July 23, 2002


Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders of Euro Tech Holdings Company Limited which will be held on August 20, 2002 at 4:00 p.m., local time, at Luk Kwok Hotel, 72 Gloucester Road, Wanchai, Hong Kong.

      Only shareholders of record at 5:00 p.m. (New York time) on July 23, 2002 can vote at this meeting or any adjournments that may take place.

      At the meeting, we will be asking you to re-elect seven persons and elect a new person to serve on the Company's Board of Directors, approve the Company's 2002 Officers' and Directors' Stock Option and Incentive Plan, and ratify the retention of the Company's auditors for the fiscal year to end December 31, 2002.

      In addition, you will be asked to consider and vote upon a proposal to adjourn the annual meeting if the Company's management should determine in its sole discretion, at the time of the annual meeting, that an adjournment is necessary to enable it to solicit additional proxies to secure a quorum or the approval of any of the matters identified in the notice of meeting included with this proxy statement.

      The Board of Directors recommends a vote "for" the re-election of its seven directors and the election of a new director, "for" approval of the new stock option plan, "for" the ratification of the Company's auditors, and "for" the proposal to adjourn the annual meeting in the circumstances described above.

      Included with this letter are an attached notice of meeting and proxy statement, as well as a proxy form and copy of the Company's annual report on Form 20F for its fiscal year ended December 31, 2001 (the "2001 Fiscal Year"), as filed with the Securities and Exchange Commission.

      Your vote is important. Whether or not you plan to attend the annual meeting and regardless of the size of your holdings, we encourage you to sign, date, and mail the enclosed proxy form in the envelope provided. Your right to vote in person at the meeting is not affected by returning the proxy form.

      On behalf of the Board of Directors, officers and employees of Euro Tech Holdings Company Limited, I would like to thank you for your continued interest and support.


                                      Sincerely,


                                      T.C. Leung
                                      Chairman of the Board and Chief
                                      Executive Officer

                 EURO TECH HOLDINGS COMPANY LIMITED
                     18/F Gee Chang Hong Centre
                        65 Wong Chuk Hang Road
                              Hong Kong


                                            July 23, 2002


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON AUGUST 20, 2002


To the Shareholders of Euro Tech Holdings Company Limited:

Notice is hereby given that the annual meeting of shareholders of Euro Tech Holdings Company Limited (the "Company") will be held at the Luk Kwok Hotel, 72 Gloucester Road, Wanchai, Hong Kong on August 20, 2002 at 4:00 p.m., local time. The purpose of the meeting is to:

      1. elect eight persons to the Company's Board of Directors until the next annual meeting of shareholders or until their respective successors are duly elected and qualified as provided in the Company's Memorandum and Articles of Association;

      2. consider and vote upon the adoption of the 2002 Officers' and Directors' Stock Option and Incentive Plan;

      3. confirm and ratify the retention of Pricewaterhouse Coopers, Hong Kong, as the Company's independent auditors for the fiscal year to end December 31, 2002;

      4. consider and vote upon a proposal to adjourn the annual meeting if the Company's management should determine in its sole discretion, at the time of the annual meeting, that an adjournment is necessary to enable it to solicit additional proxies to secure a quorum or the approval of any of the matters identified in this notice of meeting; and

      5. transact any other business properly before the annual meeting.


      PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY FORM AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENVELOPE PROVIDED. RETURNING THE PROXY FORM WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.


                                      By Order of the Board of Directors
                                      Jerry Wong, Secretary

                          TABLE OF CONTENTS
                          -----------------

QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT AND ANNUAL MEETING..... 4

PROPOSAL 1............................................................. 8
----------

ELECTION OF DIRECTORS.................................................. 8
     VOTE REQUIREMENT.................................................. 8
     THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY............... 8
     COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT IS
       NOT REQUIRED.................................................... 9

PROPOSAL 2............................................................. 10
----------

APPROVAL OF 2002 OFFICERS' AND DIRECTORS' STOCK OPTION AND
  INCENTIVE PLAN....................................................... 10

     VOTE REQUIREMENT.................................................. 10
     ADMINISTRATION.................................................... 10
     SHARES SUBJECT TO THE PLAN........................................ 11
     ELIGIBILITY....................................................... 11
     GRANT OF OPTIONS.................................................. 11
     OPTION PRICE...................................................... 12
     EXERCISABILITY OF OPTIONS......................................... 12
     EXPIRATION OF OPTIONS; EFFECT OF TERMINATION OF
       EMPLOYMENT OR SERVICE........................................... 12
     PAYMENT OF EXERCISE PRICE FOR OPTIONS............................. 13
     TRANSFER OF OPTIONS............................................... 13
     INDEMNIFICATION OF THE COMMITTEE.................................. 14
     AMENDMENT AND DURATION............................................ 14
     NEW PLAN BENEFITS................................................. 14

PROPOSAL 3............................................................. 14
----------

APPROVAL OF AUDITORS................................................... 14

PROPOSAL 4............................................................. 15
----------

ADJOURNMENT OF ANNUAL MEETING.......................................... 15

SHAREHOLDER PROPOSALS AND NOMINATIONS.................................. 16

FINANCIAL STATEMENTS................................................... 16

OTHER MATTERS.......................................................... 16


                             APPENDIX
                             --------

Appendix A..........................  2002 Officers' and Directors' Stock
                                      Option and Incentive Plan

                  EUROTECH HOLDINGS COMPANY LIMITED
        PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON AUGUST 20, 2002


                           July 23, 2002


The Board of Directors is soliciting proxies for this annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. PLEASE READ IT CAREFULLY.

The Board has set July 23, 2002 as the record date for the meeting. Shareholders who owned the Company's Ordinary Shares on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 3,064,151 Ordinary Shares of Company's issued and outstanding on June 30, 2002.

Voting materials, which include the proxy statement, proxy form, and the Company's 2001 annual report on Form 20F, are being mailed to shareholders on or about July 23, 2002.

                     In this proxy statement:

     - "we" and the "Company" mean Euro Tech Holdings Company Limited.

     - "2002 Officers' and Directors' Plan" means the 2002 Officers' and Directors' Stock Option and Incentive Plan.

   QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT AND ANNUAL MEETING

Q:	WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY FORM?

A:	You are receiving a proxy statement and proxy form from us
        because you own Ordinary Shares of Euro Tech Holdings Company Limited. This proxy statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

        When you sign the proxy form, you appoint T.C. Leung and Jerry Wong as your representatives at the meeting. T.C. Leung and Jerry Wong will vote your shares, as you have instructed them in the proxy form, at the meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy form in advance of the meeting just in case your plans change.

        If you have signed and returned the proxy form and an issue comes up for a vote at the meeting that is not identified on the proxy form, T.C. Leung and Jerry Wong will vote your shares, under your proxy, in accordance with their best judgment.

Q:	WHAT MATTERS WILL BE VOTED ON AT THE MEETING?

A:	You are being asked to vote on the re-election of seven members and the election of a new member to the Company's Board of Directors, adoption of the 2002 Officers' and Directors' Plan and ratification of the Company's appointment of its auditors and a proposal to adjourn the annual meeting under certain circumstances in the discretion of the Company's management. We have described all of these matters more fully in the attached proxy statement.

Q:	HOW DO I VOTE?

A:	You may vote either by mail or in person at the annual meeting.
        To vote by mail, complete and sign the enclosed proxy form and mail it in the enclosed, prepaid addressed envelope. If you mark your proxy form to indicate how you want your shares voted on each proposal, your shares will be voted as you instruct.

        If you sign and return your proxy form but do not mark the form to provide voting instructions, the shares represented by your proxy form will be voted "for" the election of eight persons as the Company's directors, "for" the 2002 Officers' and Directors' Plan, "for" the ratification of the Company's auditors and "for" the proposal to adjourn the annual meeting under certain circumstances in the discretion of the Company's management.

        If you want to vote in person, please come to the meeting. We will be passing out written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as "street name"), you will need to arrange to obtain a proxy from your broker in order to vote in person at the meeting.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY FORM?

A:	It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy forms to ensure that all your shares are voted.

Q:	IF I HOLD SHARES IN THE NAME OF A BROKER, WHO VOTES MY SHARES?

A:	We provide each brokerage firm listed in our records as an owner of our ordinary shares with a sufficient number of copies of this proxy statement and annual report so that the brokerage firm can forward copies to the actual owners of the shares. If you received this proxy statement from your broker, your broker should have provided you with instructions for giving your broker directions as to how to vote your shares. It will then be your broker's responsibility to vote your shares for you in the manner you direct.

        Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors, a proposal to adjourn a meeting in the discretion of the Company's management and ratification of the appointment of auditors, but cannot vote on non-routine matters, such as the adoption of a stock option plan unless they have received voting instructions from the person for whom they are holding shares. Thus, if you do not give your broker instructions as to how to vote your shares, your broker will most likely be able to vote on the proposals to elect directors, ratify the appointment of our auditors and to adjourn the annual meeting in the discretion of the Company's management but will not have discretionary authority to cast a vote-whether "for" or "against" or "abstain"-on the proposed adoption of 2002 Officers' and Directors' Plan. If a broker does not receive instructions from you on how to vote particular shares on the proposed adoption of the 2002 Officers' and Directors' Plan and your broker does not have discretionary authority to vote on these matters, your broker will return the proxy form to us, indicating that he or she does not have the authority to vote on this matter. This is generally referred to as a "broker non-vote" and will affect the outcome of the voting as described below, under "How Many Votes Are Needed For Approval Of Each Proposal?"

        We encourage you to provide directions to your broker as to how you want he or she to vote your shares on each of the matters to be brought before the annual meeting. You should do this by very carefully following the instructions your broker gives you concerning your broker's procedures. This ensures that your shares will be voted at the meeting.

Q:	WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A:	If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

        -- signing another proxy with a later date and returning that proxy to the Company,

        -- sending notice to the Company that you are revoking your proxy, or

        --   voting in person at the annual meeting.

        You should send any later dated proxy or notice of revocation to:
        Euro Tech Holdings Company Limited, c/o Euro Tech (Far East) Ltd., 18/F Gee Chang Hong Centre, 65 Wong Chuk Hang Road, Hong Kong, Attention: Jerry Wong, Secretary.

        If you hold your shares in the name of your broker, you will need to contact your broker to revoke your proxy.

Q:	HOW MANY VOTES DO WE NEED TO HOLD THE MEETING?

A:	A majority of the shares that were outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. This is called a quorum.

        Shares are counted as present at the meeting if the shareholder either:

        --   is present and votes in person at the meeting, or

        --   has properly submitted a signed proxy form or other proxy.

        Abstentions will be counted as present at the meeting. If a brokerage firm indicates that it does not have authority to vote any of the shares held in its name on a particular proposal, then those shares will not be considered "entitled to vote" and will not be counted as present for purposes of determining whether there is a quorum for consideration of that proposal.

Q:	WHAT OPTIONS DO I HAVE IN VOTING ON EACH OF THE PROPOSALS?

A:	You may vote "for," "against," or "abstain" on each of the
        proposals or "withhold authority" as to the election of directors.

Q:	HOW MANY VOTES ARE NEEDED FOR APPROVAL OF EACH PROPOSAL?

A:	For each director nominee to be elected to the Board of
        Directors, each director nominee must receive the affirmative vote of a simple majority of the votes of the shares entitled to vote, were voted and did not withhold authority.

        The 2002 Officers' and Directors' Plan must receive the affirmative vote of a simple majority of the shares entitled to vote, were voted and did not abstain.

        In order for the engagement of the Company's auditors to be approved the affirmative vote of a simple majority of the votes of the shares entitled to vote, were voted and not abstained must be obtained.

        An abstention will have the same effect as a vote "against." Broker non-votes will not be counted as entitled to vote and will thus not count for purposes of determining whether or not a quorum is present on the matter. So long as a quorum is present, broker non-votes will have no effect on the outcome of a vote.

Q:	HOW ARE VOTES COUNTED?

A:	Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

Q:	WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

A:	We will announce preliminary voting results at the meeting. We will file a Report on Form 6-K to announce the results. We will file that report with the Securities and Exchange Commission, and you can get a copy by contacting the Securities and Exchange Commission or through the SEC's EDGAR system on its home page at www.sec.gov.
        -----------

Q:      WHO BEARS THE COST OF SOLICITING PROXIES?

A:	The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors, or employees of the Company or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. The Company also reimburses brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

                             PROPOSAL 1
                             ----------

                      ELECTION OF DIRECTORS

	At the annual meeting, eight directors will be elected to serve until the next annual meeting of Shareholders or until each of their respective successors has been duly elected and qualified as provided in the Memorandum and Articles of Association.

	Unless otherwise indicated on the proxy, votes pursuant to the accompanying proxy will be cast for the election of the nominees on the proxy, provided that, if any of the nominees named below shall become unavailable to serve as a director prior to the meeting, the shares represented by valid proxies shall be voted for the election of such other person as the Board may recommend in his or her place, or the number of directors to be elected shall be decreased. The Board of Directors has no reason to believe that any nominee will be unable to serve.

VOTE REQUIREMENT

	T.C. Leung, Jerry Wong, Nancy Wong, C.P. Kwan, Alex Sham, Y.K. Liang, Ho Choi Chiu and Wang Xu Hong, have been nominated for election to the Board of Directors and each has consented to serve as such, if elected. Except for Wang Xu Hong, each of the nominees who has been nominated for election as a director commencing at the conclusion of the annual meeting, is currently a director. In order to be elected, each such nominee must receive the affirmative vote of a simple majority of the votes of the shares entitled to vote thereon and were voted and not withholding authority.

	The enclosed proxy gives shareholders the option to vote for, against or withhold authority to vote for all director nominees as a group.

THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The Current Directors and Executive Officers of the Company are as follows:


     Name                    Age          Position
     ----                    ---          --------

     T.C. Leung              58           Chairman of the Board of Directors
                                          and Chief Executive Officer

     Jerry Wong              43           Director and Chief Financial
                                          Officer

     Nancy Wong              53           Director

     C.P. Kwan               43           Director

     Alex Sham               38           Director

     Y.K. Liang              72           Director

     Ho Choi Chiu            70           Director

	Set forth below is a brief background of Wang Xu Hong based upon the information supplied by him:

	Director Nominee. Wang Xu Hong, 35, has been the East China sales manager of Euro Tech (Far East) Limited, a wholly-owned subsidiary of the Company, since mid 1994. From mid 1997 until joining Euro Tech, he was employed as a Research Associate and Lecturer at the Analysis and Research Center of Shanghai's Tongji University. Wang Xu Hong received Bachelor's and Master's degrees in Science from Fudan University in 1984 and 1988, respectively.

        THE FOLLOWING INFORMATION MAY BE FOUND IN THE INDICATED SECTIONS OF THE COMPANY'S 2001 ANNUAL REPORT ON FORM 20-F WHICH IS BEING MAILED TO OUR SHAREHOLDERS ON OR ABOUT THE DATE OF THIS PROXY STATEMENT.

TYPE OF INFORMATION                    FORM 20-F REFERENCE
-------------------                    -------------------

Information Concerning                 Item 6A.  Directors, Senior
the Directors and                      Management, and Employees and
Executive Officers of                  Item 6C.  Board Practices
the Company


Executive Compensation                 Item 6B.  Compensation

Compensation of Directors              Item 6B.  Compensation

Pension Plan                           Item 6B.  Compensation

Certain Relationships                  Item 5E.  Significant Related
and Related Transactions               Party Transactions.  Item 7B.
                                       Related Party Transactions


Voting Securities                      Item 7A.  Major Shareholders
                                       Item 10A.  Share Capital,
                                       and Principal Shareholders
                                       Item 10B.  Memorandum and
                                       Articles of Association.

Option Plans                           Item 6B.  Compensation


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT IS NOT REQUIRED

        As a consequence of the Company being a foreign issuer of securities, directors, officers and beneficial owners of more than 10 percent of the outstanding Ordinary Shares of the Company are not required to file with the SEC reports on Forms 3, 4 and 5 reflecting certain changes in their beneficial ownership of the Company's Ordinary Shares.

                             PROPOSAL 2
                             ----------

     APPROVAL OF 2002 OFFICERS' AND DIRECTORS' STOCK OPTION
                         AND INCENTIVE PLAN

        The Board of Directors has approved the 2002 Officers' and Directors' Stock Option Plan ("2002 Officers' and Directors' Plan").

        The 2002 Officers' and Directors' Plan provides for the grant of options to acquire the Company's Ordinary Shares to the Company's executive officers and directors and persons holding the same positions with the Company's subsidiaries. The purpose of the plan is to enable the Company and its subsidiaries to attract, retain and reward officers and directors by offering them an opportunity to have a greater proprietary interest in and closer identity with the Company and its financial success.

        400,000 Ordinary Shares will be authorized for issuance under the 2002 Officers' and Directors' Plan.

        A copy of the 2002 Officers' and Directors' Plan is attached as Appendix A to this proxy statement. The following discussion of the material features and provisions of the 2002 Officers' and Directors' Plan is qualified in its entirety by reference to Appendix A.

VOTE REQUIREMENT

        The affirmative vote of a simple majority of the votes cast by the holders of the Ordinary Shares present, in person or by proxy, and entitled to vote at the annual meeting, were voted and did not abstain is required in order to approve the 2002 Officers' and Directors' Plan. Abstentions will be counted in determining the total number of votes cast on the proposal at the annual meeting. As a result, an abstention will have the same effect as a vote "against" the approval of the 2002 Officers' and Directors' Plan. Broker non-votes will not be counted as entitled to vote and will thus not count for purposes of determining whether or not a quorum is present. Provided that a quorum is present, broker non-votes will have no effect on the outcome of the vote on the 2002 Officers' and Directors' Plan.

ADMINISTRATION

        Under the terms of the 2002 Officers' and Directors' Plan, the Board of Directors or a committee (the "Committee") appointed by the Board of Directors will administer the 2002 Officers' and Directors' Plan. The Board of Directors or the Committee has the authority to interpret the 2002 Officers' and Directors' Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of options granted under the 2002 Officers' and Directors' Plan (which need not be identical), and make other determinations as it deems necessary and advisable for the administration of the 2002 Officers' and Directors' Plan.

        Any decision by the Committee to grant an award under the 2002 Officers' and Directors' Plan are subject to ratification by the Board of Directors of the Company. The Company will also require the Board to ratify any decision that affects the terms or conditions of options awarded to elected officers or directors of the Company or its subsidiaries.

SHARES SUBJECT TO THE PLAN

        If the 2002 Officers' and Directors' Plan is adopted, 400,000 Ordinary Shares will be authorized for issuance under the 2002 Officers' and Directors' Plan. Ordinary Shares issued upon the exercise of options granted under the 2002 Officers' and Directors' Plan may be either authorized but unissued shares or shares reacquired by the Company and held in treasury. The grant of an option will reduce the number of Ordinary Shares available for grant under the 2002 Officers' and Directors' Plan by the number of Ordinary Shares subject to such option. If an option granted under the 2002 Officers' and Directors' Plan expires unexercised, terminates or lapses, any Ordinary Shares subject to such option will again be available for grant.

        In the event that the Ordinary Shares of the Company are subdivided or consolidated as a result of a reorganization, stock split, payment of a stock dividend, reverse stock split or other change in the Company's capitalization, the Committee or the Board of Directors has the authority to make appropriate adjustments in the Ordinary Shares available for issuance under the 2002 Officers' and Directors' Plan, the number of shares subject to options that may have been or may be awarded to any participant in any 12-month period, the price, number of Ordinary Shares or kind of securities subject to outstanding options, or the terms of such options in order to prevent dilution or enlargement of rights under the options. In addition, the Board may also change the kind of securities available for grant under the 2002 Officers' and Directors' Plan to reflect any such corporate changes.

ELIGIBILITY

        Only executive officers and directors of the Company and its subsidiaries will be eligible to participate in the 2002 Officers' and Directors' Plan.

        As of June 30, 2002, a total of six executive officers and directors of the Company and its subsidiaries will be eligible to participate in the 2002 Officers' and Directors' Plan.

GRANT OF OPTIONS

        The Committee or the Board of Directors will determine the number of shares of common stock subject to options to be granted.

OPTION PRICE

        The purchase price per share of the Ordinary Shares to be paid upon the exercise of an option will be at least 100% of the fair market value of an Ordinary Share on the date on which the option was granted.

        Under the 2002 Officers' and Directors' Plan, if the Ordinary Shares are principally traded on a national securities exchange or the Nasdaq Stock Market's National Market or Small Cap Market at the time of grant, the Company is required to use, as fair market value, the average of the closing prices of the Ordinary Shares for the ten consecutive trading days immediately before the date of grant. If the Ordinary Shares are traded on a national securities exchange or the Nasdaq Stock Market's National Market or Small Cap Market, but no closing prices are reported for such ten-day period, or if the Ordinary Shares are principally traded in the over-the-counter market, the Company is required to use, as fair market value, the average of the mean between the bid and asked prices reported for the Company's Ordinary Shares at the close of trading during such ten-day period before the date of grant. If the Ordinary Shares are traded neither on a national securities exchange, the Nasdaq Stock Market's National Market, Small Cap Market nor in the over-the-counter market or if bid and asked prices are otherwise not available, the fair market value of the Ordinary Shares on the date of grant will be determined in good faith by the Committee or the Board of Directors, as the case may be.

EXERCISABILITY OF OPTIONS

        The Board of Directors or the Committee will determine, at the time of grant, when each option granted under the 2002 Officers' and Directors' Plan will become exercisable. Notwithstanding the foregoing, all options held by a non-employee director of the Company or its subsidiaries will become immediately exercisable, whether or not exercisable at the time, upon the death or disability of the non-employee director. See "-Expiration of Options; Effect of Termination of Employment or Service."

EXPIRATION OF OPTIONS; EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE

        No option will be exercisable more than ten years from the date the option is granted.

        Death or Disability. If a participant in the 2002 Officers' and Directors' Plan ceases to be an employee or director of the Company or its subsidiaries due to death or disability (as determined by the Board or Committee), the participant or his or her beneficiary or permitted transferee, as the case may be, will be permitted to exercise any options held by the participant on the date of termination of employment or service on the Board, whether or not exercisable as of such date, for a period of 12 months following such date, but in no event later than the expiration date of the options.

        Termination by the Company Without Cause. If the Company or any of its subsidiaries terminates a participant's employment with, or service on the Board of the Company or its subsidiaries without cause, the participant will be permitted to exercise any options that were exercisable upon the date of termination of employment or service for a period of 90 days following such date, but in no event later than the expiration date of the options.

        Termination for Cause; Voluntary Resignation. If (1) the Company or any of its subsidiaries terminates a participant's employment with, or service on the Board of the Company or its subsidiaries for cause, or (2) the participant voluntarily resigns all employment with, or service on the Board of the Company or its subsidiaries, all options whether or not exercisable at the date of termination of employment or service, will be null and void and will terminate. Termination for cause includes termination for willful misconduct, willful and substantial non-performance of duty, incompetence, breach of trust, personal dishonesty, conviction of any felony, and similar reasons.

PAYMENT OF EXERCISE PRICE FOR OPTIONS

        Under the 2002 Officers' and Directors' Plan, payment for shares purchased upon exercise of an option may be made by any of the following methods, subject to certain requirements: (1) in cash, paid by either the option holder or a broker to whom the option has tendered the option; (2) in Ordinary Shares of the Company, delivered to the Company and valued at the fair market value of such shares on the date of exercise, provided that such shares were held by the option holder for not less than six months prior to the date of exercise of the option; (3) by any other medium of payment that the Board or Committee has authorized at the time of grant (other than the withholding of shares issuable upon the exercise of options); or (4) by any combination of the preceding methods.

TRANSFER OF OPTIONS

        Under the 2002 Officers' and Directors' Plan, an optionee may not be sold, assigned or otherwise transferred except to:

        -- the spouse or lineal descendant of a 2002 Officers' and Directors' Plan participant;

        -- the trustee of a trust for the primary benefit of a 2002 Officers' and Directors' Plan participant's spouse or lineal descendant;

        -- a partnership of which a 2002 Officers' and Directors' Plan participant's and lineal descendants are the only partners; or

        --   a charitable organization.

        These assignments will only be permitted if the assigning optionee does not receive any compensation in connection with the assignment and the assignment is expressly approved by the Board or Committee, as the case may be.

INDEMNIFICATION OF THE COMMITTEE

        The Company will indemnify the members of any Committee and its delegates against (1) reasonable expenses incurred in connection with the defense of any action, suit or proceeding to which they may be a party by reason of any action taken or failure to act in connection with the 2002 Officers' and Directors' Plan, and (2) all amounts paid by them in settlement of or satisfaction of a judgment entered in any such action, suit or proceeding, except in cases where such a person is adjudged liable for gross negligence or gross misconduct in the performance of his or her duties.

AMENDMENT AND DURATION

        The Board may terminate, suspend, or amend the 2002 Officers' and Directors' Plan at any time without the authorization of shareholders to the extent allowed by law or the rules of any applicable national securities exchange or other market on which the Company's shares are then listed or quoted.

        Unless required by law, no termination, suspension, or amendment of the 2002 Officers' and Directors' Plan may adversely affect options outstanding under the 2002 Officers' and Directors' Plan, without the consent of the owners of the options.

NEW PLAN BENEFITS

        The Board of Directors has not proposed any option grants to be awarded if the 2002 Officers' and Directors' Plan is approved by the shareholders. As a result, benefits under the 2002 Officers' and Directors' Plan in 2002 or thereafter are not determinable.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2002 OFFICERS' AND DIRECTORS' PLAN. UNLESS OTHERWISE DIRECTED IN THE PROXY, THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE PROXY "FOR" PROPOSAL 2.

                              PROPOSAL 3
                              ----------

                         APPROVAL OF AUDITORS

	The Board of Directors has selected Pricewaterhouse Coopers, Hong Kong, a certified public accounting firm, as independent auditors of the Company's financial statements for its fiscal year 2002 to end December 31, 2002. A representative of Pricewaterhouse Coopers, Hong
Kong is expected to be present at the annual meeting and will have an opportunity to make a statement if he desires to do so. The representative is expected to be available to respond to appropriate questions.

	The members of the Board of Directors recommend that the shareholders vote "for" the proposal to approve Pricewaterhouse Coopers, Hong Kong as the Company's auditors for its fiscal year ending December 31, 2002. In order to be so approved, Pricewaterhouse Coopers, Hong Kong must receive the affirmative vote of a simple majority of the votes of the shares entitled to vote thereon were voted and did not abstain. Broker non-votes will not be counted as entitled to vote and thus not count for purposes of determining whether or not a quorum is present on this matter. So long as a quorum is present, broker non-votes will have no effect on the outcome of the vote. All proxies will be voted "for" approval of Pricewaterhouse Coopers, Hong Kong, as the Company's auditors for its fiscal year ending December 31, 2002, unless a shareholder specified to the contrary on such shareholder's proxy.


                             PROPOSAL 4
                             ----------

                  ADJOURNMENT OF ANNUAL MEETING

        In the event that the number of shares present, in a person or by proxy, at the annual meeting is insufficient to constitute a quorum or to approve any of the matters identified in the notice of meeting for the annual meeting, the Board of Directors may decide to adjourn the annual meeting to permit further solicitation of proxies. If the annual meeting is adjourned, no further notice of the time and place of the adjourned meeting is required to be given to the Company's shareholders other than an announcement of such time and place at the annual meeting; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting will be given.

        If the annual meeting is postponed or adjourned, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the annual meeting (except for any proxies which have theretofore effectively been revoked or withdrawn). In the event that proxies are voted to adjourn the annual meeting, the persons named in the enclosed proxy form will not vote the shares represented by such proxies for or against any proposal introduced by management at any adjournment of the meeting, other than the proposals identified in the notice of meeting included with this proxy statement, without first resoliciting proxies to vote on such proposals.

        The Board of Directors recommends a vote "for" the proposal to adjourn the meeting. The affirmative vote of a simple majority of the vote of the shares entitled to vote, were voted and did not abstain is required to approve this proposal. Broker non-votes will not be counted as entitled to vote and thus not count for purposes of determining whether or not a quorum is present on this matter. So long as a quorum is present, broker non-votes will have no effect on the outcome of the vote. All proxies will be voted "for" approval of this proposal unless a shareholder specifies to the contrary on such shareholder's proxy.

        In order to allow the Company's management to vote proxies received by the Company at the time of the annual meeting in favor of such an adjournment under the circumstances described above, the Company has submitted the question of adjournment as a separate matter for the consideration and vote of the shareholders.

SHAREHOLDER PROPOSALS AND NOMINATIONS

	Any shareholder proposals intended to be considered for presentation at the 2003 annual meeting and for inclusion in the 2003 proxy statement must be made in writing and received by the Corporate Secretary at the Company's principal executive offices by April 1, 2003. The Company will consider only proposals it deems lawful and reasonable. Shareholders are urged to review all applicable laws, rules and, if questions arise, consult their own legal counsel before submitting a proposal to the Company.

	Recommendations by shareholders for directors to be nominated at the 2003 annual meeting must be made in writing, with sufficient biographical and other relevant information such that an informed judgment as to the proposed nominee's qualifications can be made and be accompanied by a notarized written consent to be named in the Proxy Statement, if nominated, and to serve as a director, if elected, executed by the proposed nominee. Recommendations received in proper order by the Corporate Secretary at the Company's principal executive office at least four months prior to the 2003 annual meeting will be referred to, and considered by, the Company's Board of Directors. No shareholder recommendations were received before the 2002 annual meeting.

FINANCIAL STATEMENTS

	The consolidated financial statements of the Company and its subsidiaries are contained in the Company's Annual Report on Form 20-F which is being delivered to you with this Proxy Statement.

OTHER MATTERS

	The Board of Directors is not currently aware of any other matter to be transacted at the annual meeting.

                           APPENDIX A


               EURO TECH HOLDINGS COMPANY LIMITED

                  2002 OFFICERS' AND DIRECTORS'
                 STOCK OPTION AND INCENTIVE PLAN


1.	Purpose

Euro Tech Holdings Company Limited, a British Virgin Islands corporation ("ETHC") hereby establishes the Euro Tech Holdings Company Limited 2002 Officers' and Directors' Stock Option and Incentive Plan (the "Plan"). The purpose of the 2002 Officers' and Directors' Plan is to enable ETHC and its subsidiaries to attract, retain, and reward Officers and Directors of ETHC and its subsidiaries (references hereinafter to "Board" mean the Board of Directors of ETHC and any subsidiary of ETHC, as the context dictates, unless otherwise indicated), by offering them an opportunity to have a proprietary interest in and closer identity with ETHC and its subsidiaries and with their financial success. Proceeds received by ETHC from shares of Ordinary Shares acquired pursuant to Options granted under the Plan shall be used for general corporate purposes.

2.	Administration

This Plan shall be administered by the Board or a committee ("Committee") appointed by the Board. Except as otherwise provided in this Plan, the Board or the Committee may interpret this Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of options granted under this Plan (which need not be identical), and make such other determinations as it deems necessary and advisable for the administration of this Plan. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing, and signed by all of the members, shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee shall also have express authorization to hold Committee meetings by means of conference telephone, or similar communications equipment, by which all persons participating in the meeting can hear each other. The decisions of the Committee under this Plan shall be conclusive and binding. No member of the Board or the Committee, shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a director of ETHC so that the members of the Committee shall be entitled to indemnification and reimbursement as directors of ETHC pursuant to its Memorandum and Articles of Association. If this Plan is administered by the Board, the Board shall administer this Plan as if it were the Committee having the authority hereunder.


          Appendix - Pg. 1



3.	Eligibility

Officers and Directors who have been selected to receive an Option shall participate in this Plan and shall be collectively referred to as "Participants". The Board or the Committee, as applicable, shall determine, within the limits of the express provisions of this Plan, those Participants to whom, and the time or times at which, Options shall be granted. The Board or the Committee, as applicable, shall also determine, with respect to Options granted to Participants, the number of Ordinary Shares to be subject to each such Option; the duration of each Option; the exercise price under each Option; the time or times within which (during the term of the Option) all or portions of each Option may be exercised; whether cash, Ordinary Shares, or other property may be accepted in full or partial payment upon exercise of an Option; and any other terms and conditions of such Options. In making such determinations, the Board or the Committee, as applicable, may take into account the nature of the services rendered by the Participant, his or her present and potential contributions to ETHC's success and such other factors as the Board or the Committee, as applicable, in its discretion shall deem relevant.

4.	Ordinary Shares

The total number of shares of Ordinary Shares that may be subject to Options under this Plan shall be 400,000. Such total number of shares shall be adjusted in accordance with the provisions of Section 9 hereof. Such shares may be either authorized but unissued shares or reacquired shares. In the event that any Option granted under this Plan expires unexercised or is terminated, surrendered, forfeited, canceled or reacquired without being exercised, in whole or in part, for any reason, then the number of Ordinary Shares theretofore subject to such Option, or the unexercised, terminated, surrendered, forfeited, canceled or reacquired portion thereof, shall be added to the remaining number of shares of Ordinary Shares that may be made subject to Options granted under this Plan. Such Options include Options to former holders of such Options, upon such terms and conditions as the Board or the Committee, as applicable, shall determine, which terms may be more or less favorable than those applicable to such former holders of Options.

5.	Grants

Options may be granted at any time and from time to time as shall be determined by the Board or the Committee. Subject to the limitation on the total number of shares subject to issuance in subsections 6(a) and (d), the Board or the Committee, as applicable, shall have complete discretion in determining the number of Ordinary Shares subject to Options granted. The Board or the Committee, as applicable, may grant any type of Option to purchase Ordinary Shares that is permitted by law at the time of the grant.

6.	Required Terms and Conditions of Options

Each Option granted shall be in such form and subject to such restrictions and conditions and other terms as the Board or the Committee, as applicable, may determine at the time of grant, subject to the general provisions of this Plan, the applicable Option
Agreement and the following specific rules:



          Appendix - Pg. 2


(a)	Exercise Price. Except as otherwise provided, the per share
exercise price of each Option shall be at least 100% of the Fair
Market Value of the Ordinary Shares at the time such Option is granted.

(b)	Maximum Term. Subject to earlier termination as provided in
Section 7, each Option shall expire on the date determined in the applicable Option Agreement at the time the Option is granted, provided that no Option shall be exercisable after the expiration of 10 years from the date it is granted, except as otherwise provided in subsection (a) next above.

(c)	Time of Exercise. The Board or the Committee, as
applicable, shall specify in the Option Agreement, at the time each Option is granted, the duration of each Option and the time or times within which (during the term of the Option) all or portions of each Option may be exercised, except to the extent that other terms of exercise are specifically provided by other provisions of the Plan.

7.	Expiration of Options; Termination of Employment, Disability,
Death, and Expiration of Restrictions Upon Occurrence of
Specified Events

(a)	General Rule. Except with respect to Options expiring
pursuant to subsections 7(b), (c) or (d) below, each Option granted to a Participant shall expire on the expiration date or dates set forth in the applicable Option Agreement. Each Option expiring pursuant to subsections 7(b), (c) or (d) below shall expire on the date set forth in subsections 7(b), (c) or (d) notwithstanding any restrictions and conditions that may be contained in a Participant's Option Agreement.

(b)	Expiration Upon Termination of Employment or Service on the
Board. If a Participant ceases to be an employee of ETHC or any of its subsidiaries, or ceases to serve on the Board, due to the voluntary resignation of the Participant, or a termination by ETHC or any of its subsidiaries for Cause, then all of such Participant's Options shall be null and void and shall terminate. If a Participant ceases to be an employee of ETHC or any of its subsidiaries or ceases to serve on the Board of ETHC or any of its subsidiaries due to termination without Cause by ETHC or any of its subsidiaries, then all of such Participant's Options shall expire on the first to occur of (i) the applicable date or dates determined pursuant to subsection 7(a), or
(ii) the date ninety (90) days after the date that the employment of the Participant with ETHC or its subsidiaries, or service of the Participant on the Board, terminates.

(c)	Expiration Upon Disability or Death. If the employment of a
Participant with ETHC or one of its subsidiaries, or service on the Board, terminates by reason of disability (as determined by the Board or the Committee, as applicable), all of the Participant's unexercised Options may be exercised by the Participant, whether or not otherwise exercisable at the date of disability, within twelve (12) months after the date of disability, but in no event later than the expiration date of such Options. If a Participant dies while in the employ of ETHC or one of its subsidiaries, or during such Participant's service on the Board, all of the Participant's unexercised Options, whether or not



          Appendix - Pg. 3


otherwise exercisable at the date of death, may be exercised within twelve (12) months after the date of death by the person specified in
Section 8, but in no event later than the expiration date of such Options.

(d)	Expiration of Restrictions Upon Occurrence of Specified
Events. Upon the occurrence of any event described in subsection 9(b), each Participant's outstanding Options shall become immediately vested and exercisable. In such event, the Participant may elect to exercise in whole or in part any or all of his or her Options, in accordance with the terms of Section 8, notwithstanding any restrictions and conditions that may be contained in his or her Option Agreement.

(e)	"Cause" shall mean: a) the willful failure of Participant
to substantially perform his or her duties with ETHC or any of its subsidiaries (other than any such failure resulting from Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Participant specifically identifying the manner in which Participant has not substantially performed his or her duties; b) any willful act of misconduct by Participant which is materially injurious to ETHC or it subsidiaries (monetarily or otherwise); c) criminal indictment or conviction of Participant for any felony or act involving dishonesty, breach of trust, or a violation of the laws of the United States or any state of the United States; d) a breach of fiduciary duty involving personal profit; e) a willful violation of any law, rule, regulation or final cease and desist order; f) incompetence, personal dishonesty or material violation of any employment policy of ETHC or any of its subsidiaries relating to Participant which would have a material adverse effect on ETHC or any of its subsidiaries; or g) suspension, removal and/or prohibition (whether temporary or permanent) by any banking, securities or similar regulatory authority from participation in the affairs of ETHC or any of its subsidiaries.

8.	Method of Exercise of Options

        Any Option may be exercised by the Participant, by a legatee or legatees of such Option under the Participant's last will, by his or her executors, personal representatives or distributees by his or her assignee or assignees as provided in Section 11 below, by delivering to the Secretary of ETHC written notice of the number of shares of Ordinary Shares with respect to which the Option is being exercised, accompanied by full payment to ETHC of the exercise price of the shares being purchased under the Option, and by satisfying all other conditions provided for in this Plan. Except as otherwise provided in this Plan or in any Option Agreement, the exercise price of Ordinary Shares upon exercise of any Option by a Participant shall be paid in full (i) in cash, (ii) in Ordinary Shares which have been held by the Participant for not less than six months prior to the exercise of the Option, valued at its Fair Market Value on the date of exercise, (iii) in cash by a broker-dealer to whom the holder of the Option has submitted an exercise notice consisting of a fully endorsed Option, or
(iv) by such other medium of payment as the Board or the Committee, as applicable, in its sole discretion, shall authorize, or by any combination of (i), (ii), or (iii), at the sole discretion of the Board or the Committee, as applicable, or in any manner provided in the Option Agreement, except by directing ETHC to withhold Ordinary Shares otherwise issuable upon the exercise of the Option in payment of the exercise price. In the case of payment pursuant to (ii) or
(iii), above, the Participant's election must be made on or prior to the date of exercise of the Option and must be irrevocable. In lieu of



          Appendix - Pg. 4


a separate election governing each exercise of an Option, a Participant may file a blanket election which shall govern all future exercises of Options until revoked by the Participant. ETHC shall issue, in the name of the Participant (or, if applicable, the legatee(s), executor(s), personal representative(s), or distributee(s) of a deceased Participant, or the assignee(s) as provided in Section
11), stock certificates representing the total number of Ordinary Shares issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise.

9.	Adjustments

        (a) Appropriate adjustment in the maximum number of Ordinary Shares issuable pursuant to this Plan, the maximum number of Ordinary Shares with respect to which Options may be granted within any 12-month period to any Participant during the duration of this Plan, the number of shares subject to Options granted under this Plan, and the exercise price with respect to Options, shall be made to give effect to any increase or decrease in the number of issued Ordinary Shares resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, spin-out, or other distribution of assets to shareholders, stock distributions or combination of shares, assumption and conversion of outstanding Options due to an acquisition by ETHC of the stock or assets of any other corporation, payment of stock dividends, other increase or decrease in the number of such shares outstanding effected, without receipt of consideration by ETHC, or any other occurrence for which the Committee determines an adjustment is appropriate. If the number of Ordinary Shares subject to an Option has been adjusted pursuant to this paragraph, the decision of the Board or the Committee, as applicable, as to the amount and timing of any such adjustments shall be conclusive.

        (b) The Committee shall make all determinations relating to the applicability and interpretation of this Section 9, and all such determinations shall be conclusive and binding.

10.	Terms and Conditions of Options

        (a) In order for an Option to be effective, each Participant shall agree to such restrictions and conditions and other terms in connection with the exercise of an Option, including restrictions and conditions on the disposition of the Ordinary Shares acquired upon the exercise, grant or sale thereof, as the Committee may deem appropriate. The certificates delivered to a Participant evidencing the Ordinary Shares acquired upon exercise of an Option may bear a legend referring to the restrictions and conditions and other terms contained in the respective Option Agreement and this Plan, and ETHC may place a stop transfer order with its transfer agent against the transfer of such shares. If requested to do so by the Board or the Committee, as applicable, at the time of exercise of an Option, each Participant shall execute a written instrument stating that he or she is purchasing the Ordinary Shares for investment and not with any present intention to sell the same.

        (b) The obligation of ETHC to sell and deliver Ordinary Shares under the plan shall be subject to all applicable laws, regulations, rules and approvals. A Participant shall have no rights as a shareholder with respect to any shares covered by an Option granted



          Appendix - Pg. 5


to, or exercised by, him or her until the date of delivery of a stock certificate to him or her for such shares. No adjustment other than pursuant to Section 9 (a) hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

11.	Nontransferability

        (a) Except as provided in subsection (b) next below, Options governed hereby and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. The granting of an Option shall impose no obligation upon the applicable Participant to exercise such Option.

        (b) Notwithstanding the provisions of subsection (a) above, a Participant, at any time prior to his or her death, may assign all or any portion of an Option granted to him or her to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant, (iii) a partnership of which his or her spouse and lineal descendants are the only partners, or (iv) a tax exempt organization. In such event, the spouse, lineal descendant, trustee, partnership or tax exempt organization will be entitled to all of the rights of the Participant with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related Option Agreement immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) the Participant does not receive any consideration therefore, and (ii) the assignment is expressly permitted by the applicable Option Agreement and approved by the Committee. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to ETHC on or prior to the effective date of the assignment.

        (c) The offer and sale of Ordinary Shares underlying the Options have not been registered under the Securities Act of 1933, as amended (the "Act"). A Participant shall not sell or otherwise dispose of the Ordinary Shares acquired pursuant to the exercise of such Options, in violation of the Act.

12.	Indemnification of the Committee

        In addition to such other rights of indemnification as they may have as members of the Board, or as members of the Committee, or as its delegatees, the members of the Committee and its delegatees shall be indemnified by ETHC against (a) the reasonable expenses (as such expenses are incurred), including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted hereunder; and (b) all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by ETHC) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to



          Appendix - Pg. 6


matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or delegatee, as applicable, is liable for gross negligence or gross misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer ETHC the opportunity, at its own expense, to handle and defend the same.

13.	No Contract of Employment or Service on the Board

        Neither the adoption of this Plan nor the grant of any Option shall be deemed to obligate ETHC or any subsidiary to continue the employment or service on the Board of any Participant for any particular period, nor shall the granting of an Option constitute a request or consent to postpone the retirement date of any Participant.

14.	Termination and Amendment of this Plan

        Unless required by law, no termination, suspension, amendment or modification of this Plan shall adversely affect any right acquired by any Participant under an Option granted before the date of such termination, suspension, amendment or modification, unless such Participant shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.

15.	Effective Date of this Plan

        This Plan shall become effective upon adoption by the Board; provided, however, that it shall be submitted for approval by the holders of a majority of the outstanding Ordinary Shares of ETHC present, or represented, and entitled to vote at a shareholders' meeting held within 12 months thereafter, and Options granted prior to such shareholder approval shall become null and void if such shareholder approval is not obtained.

16.	Withholding Taxes

        Whenever ETHC proposes or is required to issue or transfer Ordinary Shares to a Participant under this Plan, the Board or the Committee, as applicable, shall have the right to require the Participant to remit to ETHC an amount sufficient to satisfy any withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, ETHC shall have the right to require the Participant to remit to ETHC an amount sufficient to satisfy all withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the Participant, as compensation or otherwise, as necessary. A Participant may elect to satisfy any such tax withholding obligation incurred with respect to the Taxable Date of an Option by (a) directing ETHC to withhold a portion of the shares of Ordinary Shares otherwise distributable to the Participant, or (b) transferring to ETHC a certain number of Ordinary Shares either subject to an Option being exercised or previously owned, such shares being valued at the Fair Market Value thereof on the Taxable Date. Notwithstanding any provision of this Plan to the contrary, a Participant's election pursuant to the preceding sentence (a) must be made on or prior to the



          Appendix - Pg. 7


Taxable Date with respect to such Option, and (b) must be irrevocable. In lieu of a separate election on each Taxable Date of an Option, a Participant may make a blanket election with the Board or the Committee that shall govern all future Taxable Dates until revoked by the Participant. If the holder of shares of Ordinary Shares purchased in connection with the exercise of an Option disposes of such shares within two years of the date such Option was granted or within one year of such exercise, he or she shall notify ETHC of such disposition and remit an amount necessary to satisfy any applicable withholding requirements. If such holder does not remit such amount, ETHC may withhold all or a portion of any amounts then or in the future owed to such holder as necessary to satisfy such requirements. Taxable Date means the date a Participant recognizes income with respect to an Option under any applicable tax law.

17.	Ratification of Awards

        The determination by a Committee to grant any Award under this Plan, must be ratified in full by the Board of Directors of ETHC. Any such Award which is not ratified in full by the Board of Directors of ETHC within 60 days after the date of grant thereof shall be null and void.

18.	Leaves of Absence

        A period of leave of absence shall not be deemed a termination of employment or service for purposes of Options granted under this Plan, if such leave of absence is expressly approved in writing by the Board or the Committee, as applicable, as a leave of absence for purposes of this Plan.

19.	Governing Law

        This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of Hong Kong.

20.	Fair Market Value

        "Fair Market Value" as of a given date for all purposes of this Plan and any Option Agreement means (a) if the Ordinary Shares are listed on a national securities exchange or the Nasdaq Stock Market's National Market, the average of the closing prices of the Ordinary Shares for the 10 consecutive trading days immediately preceding such given date; (b) if the Ordinary Shares are principally traded on a national securities exchange or Nasdaq but there are no reported closing sales prices on such exchange or Nasdaq during the 10 consecutive trading days immediately preceding such given date or if the Ordinary Shares are principally traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Ordinary Shares at the close of trading for the 10 consecutive trading days immediately preceding such given date; or (c) if the Ordinary Shares are neither listed on a national securities exchange or Nasdaq nor traded on the over-the-counter market, or if no such bid and asked prices are otherwise available, such value as the Board, in good faith, shall determine. The Board or any Committee shall have broad discretion in selecting a valuation method consistent with this
Section 20 for purposes of determining "Fair Market Value."



          Appendix - Pg. 8


21.	Successors

        In the event of a liquidation, dissolution, sale or transfer of substantially all of the assets of ETHC, or a merger or consolidation involving ETHC, all obligations of ETHC under this Plan with respect to Options governed by this Plan shall be binding on the successor to the transaction. Employment of a Participant with such a successor or service on the board of directors of a successor shall be considered employment of the Participant with ETHC, or service on the Board, for purposes of this Plan.

22.	Notices

        Notices given pursuant to this Plan shall be in writing and shall be deemed received when personally delivered or five days after mailed by registered or certified mail, return receipt requested, addressee only, postage prepaid. Notice to ETHC shall be directed to:

                    Mr. T.C. Leung, Chairman
                    Euro Tech (Far East) Ltd.
                    18/F Gee Chang Hong Centre
                    65 Wong Chuk Hang Road
                    Hong Kong

        Notices to or with respect to a Participant shall be directed to the Participant, or the executors, personal representatives or distributees of a deceased Participant or to a Participant's assignee, at the Participant's or assignee's home address on the records of ETHC.

IN WITNESS WHEREOF, ETHC has caused this Plan to be executed on its behalf by its duly authorized officer on ____________, 2002.



                                  EURO TECH HOLDINGS COMPANY LIMITED



                                  By:___________________________________
                                     T.C. Leung, Chief Executive Officer




          Appendix - Pg. 9



[PROXY FRONT]

                 EURO TECH HOLDINGS COMPANY LIMITED

               PROXY SOLICITED BY BOARD OF DIRECTORS

	The undersigned hereby constitutes and appoints T.C. Leung and Jerry Wong and each of them, with full power of substitution, as proxies to represent the undersigned and vote all the Ordinary Shares of Euro Tech Holdings Company Limited, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on August 20, 2002, at 4:00 p.m. local time at the Luk Kwok Hotel, 72 Gloucester Road, Wanchai, Hong Kong and at any adjournments thereof. Said proxies are directed to vote as instructed on the matters set forth in the proxy and otherwise at their discretion. Receipt of a copy of the notice of said meeting and proxy statement is hereby acknowledged.

	THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

(PLEASE SIGN AND DATE THE REVERSE SIDE AND MAIL IN THE RETURN
ENVELOPE TO: AMERICAN STOCK TRANSFER & TRUST COMPANY, 59 MAIDEN LANE, NEW YORK, NEW YORK 10038.)

        (Continued, and to be dated and signed on reverse side)

[PROXY BACK]

	MANAGEMENT RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1, 2, 3 AND 4.

	A.   [X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.	Election of Directors:


FOR               AGAINST           WITHOUT AUTHORITY TO
All Nominees      All Nominees      VOTE FOR
Listed at Right   Listed at Right   All Nominees Listed at Right   NOMINEES

[  ]              [  ]              [  ]                           T. C. Leung
                                                                   Jerry Wong
                                                                   Nancy Wong
                                                                   C. P. Kwan
                                                                   Alex Sham
                                                                   Y. K. Liang
                                                                   Ho Choi Chiu
                                                                   Wang Xu Hong


2.  Proposal to adopt the 2002 Officers and          FOR         AGAINST     ABSTAIN
    Directors Stock Option and Incentive Plan.       [  ]         [  ]        [  ]

3.  Proposal to ratify the appointment of            FOR         AGAINST     ABSTAIN
    Pricewaterhouse Coopers, Hong Kong,              [  ]         [  ]        [  ]
    as auditors for the 2002 Fiscal Year

4.  Proposal to adjourn the special meeting          FOR         AGAINST     ABSTAIN
    in the discretion of the Company's               [  ]         [  ]        [  ]
    management if adjournment is necessary
    to enable it to solicit additional proxies
    to secure a quorum or the approval of
    any of the matters listed above.





__________________________________
Signature

__________________________________
Signature if jointly held


Dated: ______________, 2002           Please date and sign exactly as
                                      your name appears hereon. If
                                      shares are jointly held, all
                                      joint owners should sign.
                                      Executors, administrators,
                                      trustees, guardians and others
                                      signing in a representative
                                      capacity should give their full
                                      titles. If the signatory is a
                                      corporation or partnership, sign
                                      the full corporate or
                                      partnership name by a duly
                                      authorized officer or partner.

                          [Instruction Sheet]

             Please detach and mail in the envelope provided.

                     Please date, sign and mail your
                  proxy card back as soon as possible!

                    Annual Meeting of Stockholders
                  EURO TECH HOLDINGS COMPANY LIMITED

                           August 20, 2002